UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C.  20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 14, 2008 (November 10, 2008)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY 11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Statement:  This Amendment is being filed to disclose and clarify certain matters that were discussed in the Earning Call (as defined below) and were not previously included in the Company’s press release regarding its results of operations for the quarter ended September 30, 2008, attached as Exhibit 99.1 to the Company’s 8-K filed on November 12, 2008.  Item 7.01 has been newly included in this Amendment.

Item 2.02       Results of Operations and Financial Condition.

On November 10, 2008, American Defense Systems, Inc. (the “Company”) issued a press release announcing results of operations for the third quarter ended September 30, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure

On November 10, 2008, the Company held an earnings conference call at 5:00 p.m. ET (the “Earnings Call”) to discuss the Company’s results of operations for the third quarter of 2008.  During the Earning Call, Fergal Foley, the Company’s Chief Operating Officer, made the following remarks that were not disclosed in the press released dated November 10, 2008:

“We are currently working hard to maximize opportunities in the fourth quarter.  One such opportunity exists with our mission development partner JCB Construction Equipment, the world’s private owned producer of construction machinery.  JCB has selected us to produce armored crew protection kits, or CPKs, in fulfillment of a major JCB U.S. Army contract.  This follows JCB’s selection of ADSI in August of this year to provide similar kits to the United Kingdom Ministry of Defense.  Now, under this $230 million procurement contract, JCB announced plans to produce approximately 800 high-mobility engineer excavators, or HMEEs, from a manufacturing facility near Savannah, Georgia.  This combat-ready, engineering vehicle, with bucketed back-hoe capabilities, can achieve road speeds of more than 60 miles per hour.  This is more than double the maximum speed of a conventional back-hoe.  JCB will install our CPK kits on their HMEEs, and we expect this to generate more than $10 million in revenue for ADSI over the course of the next 2 years, beginning in early 2009.”

The Company has a contract with JCB Construction Equipment (“JCB”) to provide them armored crew protection kits (the “CPKs”) (the “JCB Contract”).  While the Company believes that JCB will order the CPKs from the Company under the JCB Contract to fulfill the JCB U.S. Army contract Mr. Foley referred to in his remarks, JCB has not placed any orders with the Company relating to such contract as of the date hereof, and is not obligated to place such orders.  There can be no assurance that the Company will obtain a sufficient number of orders under the JCB Contract, if any at all, to generate more than $10 million in revenue or that such orders will be placed during the two year period referenced in the remarks.  Accordingly, the Company’s revenues in connection with the matters referenced in Mr. Foley’s remarks could be significantly less than the $10 million and may not be realized during such two year period.

During the Earning Call, Gary Sidorsky, the Company’s Chief Financial Officer, made the following remark which was not disclosed in the press release dated November 10, 2008:

“Unfortunately, the orders we expected in the fourth quarter have been pushed to Q1 and Q2 next year due to budgetary issues with several federal agencies.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 10, 2008 (included as Exhibit 10.1 to the Issuer’s Form 8-K filed on November 12, 2008, and incorporated herein by reference.)

The information contained in this Current Report on Form 8-K and in Exhibits 99.1 contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions, including, without limitation: the Company’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; the Company’s ability to contract further with the U.S. Department of Defense; the Company’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; the Company’s ability to obtain and maintain required security clearances; the Company’s ability to realize the full amount of revenues reflected in its backlog; the Company’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  For a more thorough discussion of these factors, please refer to “Risk Factors” on page 19 of Amendment No. 3 to the Company’s Registration Statement on Form 10, filed April 22, 2008.  The forward-looking statements contained in this report and on such exhibits are made only as of the date hereof.  We do not assume any obligation to update any of these forward-looking statements.

The information in this Current Report on Form 8-K, including Exhibits 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2008

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer